UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 22, 2006

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Moores Rd. Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code   (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed to correct the listing of an incorrect date contained in the Current Report on Form 8-K filed March 22, 2006.

Item 7.01               Regulation FD Disclosure.

On March 22, 2006, the Psychopharmacologic Drugs Advisory Committee (“PDAC”) of the Food and Drug Administration (“FDA”) posted on the FDA website a briefing document with respect to Cephalon’s New Drug Application (“NDA”) for SPARLON™ (modafinil) (“SPARLON”) for the treatment of ADHD in children and adolescents between the ages of six through 17.

The briefing document, which will be reviewed by the PDAC at its meeting on March 23, 2006, details the chronology of events leading up to the issuance by the FDA of an approvable letter for SPARLON, including the following notable events:

•      On September 26, 2005, the original clinical review of the NDA was completed by Glenn Mannheim, M.D., in the Division of Psychiatric Products (“DPP”) of the FDA. In this review Dr. Mannheim concluded that modafinil should not be approved for ADHD.

•      On October 12, 2005, Paul J. Andreason, M.D., the Acting Deputy Director of the DPP recommended an approvable action for modafinil for ADHD.

•      On October 19, 2005, Thomas P. Laughren, M.D., the Director of the DPP recommended an approvable action for modafinil for ADHD.

•      On October 20, 2005, the FDA issued an approvable letter to Cephalon for SPARLON, along with a proposal for labeling.

Cephalon has scheduled an investor conference call on March 23, 2006, beginning at 6:00 p.m. EST, to discuss the results of the PDAC meeting on March 23. The public may access a live webcast of the conference call from the Events page of the Investor Information section of Cephalon’s website (http://www.cephalon.com) by clicking on the link and following the prompts for registration and access.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: March 22, 2006	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Executive Vice President & Chief Financial Officer